As filed with the Securities and Exchange Commission on March 17, 2010
Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________
SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)
Minnesota		41-1448495
(State or Other Jurisdiction		(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive, Las Vegas	NV	89119
(Address of Principal	(State)	(Zip Code)
Executive Offices)
____________________
THE SHUFFLE MASTER, INC. 2004 EQUITY INCENTIVE PLAN
(As Amended and Restated on January 28, 2009)

OPTION GRANT TO TIMOTHY J. PARROTT, CHIEF EXECUTIVE OFFICER
OPTION GRANT TO LINSTER W. FOX, CHIEF FINANCIAL OFFICER
(Full title of the plan)
____________________
Jerome R. Smith, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, Nevada  89119
(702) 897-7150
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
____________________
Copies to:
Bradd L. Williamson, Esq.
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	2,500,000	$7.96	(2)	$19,900,000	$1,419
Common Stock, par value $0.01 per share	300,000	$3.53	(3)	$1,059,000	$76
Common Stock, par value $0.01 per share	60,000	$7.12	(3)	$427,200	$30

(1)
The shares registered hereunder include (i) 2,500,000 additional shares of common stock of Shuffle Master, Inc., par value $0.01 reserved for issuance pursuant to The Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009), as approved by the shareholders of Shuffle Master, Inc. on March 18, 2009 (the “Plan”), (ii) 300,000 shares reserved for issuance pursuant to an inducement grant, as approved by the Board of Directors of Shuffle Master, Inc. on February 9, 2009, and (iii) 60,000 shares reserved for issuance pursuant to an inducement grant, as approved by the Board of Directors of Shuffle Master, Inc. on August 10, 2009 (collectively the “Shares”).  This Registration Statement shall also cover any additional Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Shuffle Master’s outstanding shares of Common Stock.

(2)
For purposes of computing the registration fee only.  Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share for these Shares under the Plan is based upon the average of the high and low prices per share of Common Stock as reported on the NASDAQ Global Market on March15, 2010 ($7.96).

(3)
Such shares are issuable upon exercise of outstanding options with fixed exercise prices.  Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised, which was the closing price of a Share on the date of grant of such options.

EXPLANATORY NOTE

On March 18, 2009, the shareholders of Shuffle Master, Inc., a Minnesota corporation (the “Registrant”) approved  The Shuffle Master, Inc. 2004 Equity Incentive Plan, as amended and restated on January 28, 2009 (the “Plan”) to increase the number of shares of its common stock, par value $0.01 per share (“Shares”), available for issuance under the Plan by 2,500,000 Shares (the “Additional Plan Shares”), for a total of 5,200,000 Shares available for issuance under the Plan.

On February 9, 2009, the Board of Directors of the Registrant approved the grant of options to purchase 300,000 Shares as an inducement grant to Mr. Timothy J. Parrott in connection with Mr. Parrott’s appointment as the Chief Executive Officer of the Registrant (the “Parrott Options”).  The exercise price of such options is $3.53 per share, the closing price of a Share on the date of the grant.  On August 10, 2009, the Board of Directors of the Registrant approved the grant of options to purchase 60,000 Shares as an inducement grant to Mr. Linster W. Fox in connection with Mr. Fox’s appointment as the Chief Financial Officer of the Registrant (the “Fox Options”).  The exercise price of such options is $7.12 per share, the closing price of a Share on the date of the grant.  Both of these options were granted outside the Registrant’s equity incentive plans and in accordance with applicable NASDAQ Marketplace Rules.

This Registration Statement is being filed in order to register the Additional Plan Shares and shares issuable upon exercise of the Parrott Options and the Fox Options.

PART I

The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the Plan and the holders of the Parrott Options and the Fox Options as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933.  Such documents are not required to be filed with the Commission but constitute (along with documents incorporated by reference in this Registration Statement) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into, and shall be deemed to be a part of, this Registration Statement:

(a)	The contents of the Registration Statement on Form S-8 (File No. 333-117910) with respect to 2,700,000 Shares, as adjusted to reflect a 3-for-2 stock split, filed on August 4, 2004.
(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, filed on January 14, 2010;
(c)	The Company’s Definitive Proxy Statement on Schedule 14A filed on February 12, 2010, including all material incorporated by reference therein;
(d)	The Company’s Current Reports on Form 8-K for the events dated January 14, 2010, February 5, 2010 and March 11, 2010;
(e)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2010, filed on March 11, 2010;
(f)
The description of the Registrant’s common stock which is contained in a Registration Statement filed by the Registrant under the Exchange Act, including any amendment or report filed for the purpose of updating such description, and to the extent that such Registration Statement includes relevant information incorporated by reference, the Registrant’s Registration Statement on Form S-1, Registration No. 333-152000; and

(g)
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.  The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.                      Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act provides that, unless prohibited or limited by a corporation’s articles of incorporation or bylaws, the corporation must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they:  (i) have not been indemnified by another organization; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed that the conduct was in the best interests of the corporation.  Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

Article VI of the Amended and Restated Bylaws of the Registrant provides that directors and officers shall have the right to indemnification to the fullest extent permitted by law, and that the foregoing right of indemnification shall not exclude any other right to which an officer or director may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and the grant or enforcement of any such right shall not imply that the Registrant may not provide lawful indemnification or advances of expenses.

The Registrant also maintains liability insurance which entitles its officers and directors to any applicable indemnification and defense cost provisions as provided for in the Registrant’s Amended and Restated Bylaws.  In addition, the Registrant has entered into agreements to indemnify its directors and certain officers in addition to the indemnification provided for in the Registrant’s Amended and Restated Bylaws.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

Item 9.  Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant of Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	That, for the purpose of determining liability under the Securities Act of 1993 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provision described in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Clark, State of Nevada, on March 17, 2010.

SHUFFLE MASTER, INC.

By: /s/TIMOTHY J. PARROTT
      Timothy J. Parrott
      Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Jerome R. Smith as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s registration statement on Form S-8 relating to the common stock and any amendments thereto, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ TIMOTHY J. PARROTT
Timothy J. Parrott	Chief Executive Officer and Director (principal executive officer)	March 16, 2010
/s/ LINSTER W. FOX
Linster W. Fox	Chief Financial Officer (principal financial and accounting officer)	March 16, 2010
/s/ PHILLIP C. PECKMAN
Phillip C. Peckman	Chairman of the Board of Directors	March 16, 2010
/s/ GARRY W. SAUNDERS
Garry W. Saunders	Director	March 16, 2010
/s/ LOUIS CASTLE
Louis Castle	Director	March 16, 2010
/s/ JOHN R. BAILEY
John R. Bailey	Director	March 16, 2010
/s/ DANIEL M. WADE
Daniel M. Wade	Director	March 16, 2010

EXHIBIT INDEX

Exhibit	Description
3.1	Articles of Incorporation of Shuffle Master, Inc. as amended July 15, 1992 (incorporated by reference to Exhibit 3.2 in the Registrant’s Annual Report on Form 10-K for the year ended October 31, 1995)
3.2
Articles of Amendment to Articles of Incorporation of Shuffle Master, Inc. effective January 14, 2005, (incorporated by reference to Exhibit 3.2 in the Registrant’s Annual Report on Form 10-K filed January 13, 2005)

3.3
Articles of Correction of Articles of Amendment of the Articles of Incorporation of Shuffle Master, Inc. effective March 15, 2005, (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 18, 2005)

3.4	Amended and Restated Bylaws of Shuffle Master, Inc., effective November 11, 2008 (incorporated by reference to exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed November 13, 2008)
5.1*	Opinion of Larkin Hoffman Daly & Lindgren Ltd.
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Larkin Hoffman Daly & Lindgren Ltd. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the Registration Statement)
99.1
The Shuffle Master, Inc. 2004 Equity Incentive Plan (as Amended and Restated on January 28, 2009) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on February 6, 2009)

*Filed herewith